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                                    EXHIBIT A

             STATEMENT WITH RESPECT TO JOINT FILING OF SCHEDULE 13G

     The undersigned hereby agree that any statement of Schedule 13G to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to securities of ACC CORPORATION may be filed by any of the undersigned as a joint filing on behalf of all of the undersigned.

January 31, 1996

Dated:  February 10, 1997
                                   HUSIC CAPITAL MANAGEMENT

                                   By:  Frank J. Husic and Co.
                                   Its: General Partner



                                   By:
                                      --------------------------------
                                        Frank J. Husic
                                        President



                                   FRANK J. HUSIC AND CO.



                                   By:
                                      --------------------------------
                                        Frank J. Husic
                                        President



                                   By:
                                      --------------------------------
                                        Frank J. Husic


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